Exhibit 10.2

AMERISAFE, INC.
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN
RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of _______________, 202__ is entered into by and between AMERISAFE, INC., a Texas corporation (the “Company”), and _________________ (“Grantee”). Capitalized terms used herein but not defined shall have the meanings assigned to those terms in the AMERISAFE, Inc. Non-Employee Director Restricted Stock Plan (as amended from time to time, the “Plan”).

W I T N E S S E T H:

A. Grantee is a Non-Employee Director;

B. Pursuant to the terms of the Plan, on _______________, 202__ (“Date of Grant”), Grantee was granted shares (“Restricted Stock”) of the Company’s stock, par value $0.01 per share (“Common Shares”);

NOW, THEREFORE, in consideration of these premises and the covenants and agreements set forth in this Agreement, the Company and Grantee agree as follows:

1.
Grant of Restricted Stock. The Company hereby grants to Grantee, effective as of the Date of Grant, ____________ shares of Restricted Stock. Until such time as all restrictions have lapsed and the shares of Restricted Stock have become nonforfeitable, the Restricted Stock will be issued in book-entry form only and be held in an account at the Company’s transfer agent.
2.
Restrictions on Transfer. The shares of Restricted Stock may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by Grantee unless and until they have become nonrestricted and nonforfeitable in accordance with Section 3 hereof; provided, however, that Grantee’s interest in the shares of Restricted Stock may be transferred by will or the laws of descent and distribution. Any purported transfer, encumbrance or other disposition of the shares of Restricted Stock that is in violation of this Section 2 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the shares of Restricted Stock.
3.
Lapse of Restrictions.
(a)
The shares of Restricted Stock shall become nonrestricted and nonforfeitable on the date of the first Annual Meeting after the Date of Grant, unless earlier forfeited in accordance with Section 4.
(b)
Notwithstanding the provisions of Section 3(a) above, all shares of Restricted Stock shall become immediately nonrestricted and nonforfeitable upon the occurrence of a Change in Control, as defined in the Plan.
(c)
Notwithstanding the provisions of Section 3(a) above, all shares of Restricted Stock shall become immediately nonrestricted and nonforfeitable if Grantee’s

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service on the Board terminates because Grantee becomes permanently disabled (as determined by the Board) or dies.
4.
Forfeiture of Restricted Stock. Any of the shares of Restricted Stock that remain forfeitable in accordance with Section 3 hereof shall be forfeited if Grantee’s service on the Board ceases for any reason other than Grantee’s permanent disability (as determined by the Board in its sole discretion) or death prior to such shares becoming nonforfeitable.
5.
Dividend, Voting and Other Rights. The Grantee shall have all of the rights of a shareholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any cash dividends that may be paid thereon, provided that any or all dividends will be automatically deferred until all restrictions thereon will have lapsed. Any non-cash dividend or other distribution, including any additional Common Shares that the Grantee may become entitled to receive pursuant to a share dividend or other securities as a result of a merger or reorganization in which the Company is the surviving corporation or any other change in the capital structure of the Company shall be subject to the same restrictions as the Restricted Shares and otherwise pursuant to the terms of this Agreement.
6.
Communications. All notices, demands and other communications required or permitted hereunder or designated to be given with respect to the rights or interests covered by this Agreement shall be deemed to have been properly given or delivered when delivered personally or sent by certified or registered mail, return receipt requested, U.S. mail or reputable overnight carrier, with full postage prepaid and addressed to the parties as follows:

If to the Company, at: the Company’s principal executive office, addressed to the attention of the Secretary

If to Grantee, at: Grantee’s address appearing on the records of the Company

Either the Company or Grantee may change the above designated address by written notice to the other specifying such new address.

7.
Interpretation. The interpretation and construction of this Agreement by the Board shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.
8.
Amendments. The Plan may be amended, suspended or terminated, and this Agreement may be amended or canceled by the Board for purposes of satisfying changes in the law or for any other lawful purposes, provided that (i) no such action shall adversely affect Grantee’s rights under this Agreement without Grantee’s consent, and (ii) all such amendments shall be in writing.
9.
Integration. The shares of Restricted Stock are granted pursuant to the Plan. Notwithstanding anything in this Agreement to the contrary, this Agreement is subject to all of the terms and conditions of the Plan, a copy of which has been made available to Grantee and is available upon request to the Secretary at the address specified in Section 6 hereof and which is incorporated herein by reference. As such, this Agreement and the Plan embody the entire

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agreement and understanding of the Company and Grantee and supersede any prior understandings or agreements, whether written or oral, with respect to the shares of Restricted Stock.
10.
Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof and the remaining provisions hereof shall continue to be valid and fully enforceable.
11.
Governing Law. This Agreement is made under, and shall be construed in accordance with, the laws of the State of Texas, without regard to conflict of laws principles thereof.
12.
Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Restricted Stock and the Grantee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
13.
Acknowledgements. The Grantee acknowledges that Grantee (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.
14.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement is executed by a duly authorized representative of the Company on the day and year first above written.

AMERISAFE, INC.

By: ______________________________________
Name: Kathryn H. Shirley
Title: Executive Vice President, Chief Administrative Officer, and Secretary

The undersigned Grantee acknowledges receipt of an executed original of this Agreement and accepts the shares of Restricted Stock subject to the applicable terms and conditions of the Plan and the terms and conditions hereinabove set forth.

Date:
Grantee

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